Exhibit 3.22.2

BYLAWS

OF

VERITY ADMINISTRATORS, INC.

(a Delaware corporation)

BYLAWS

OF

VERITY ADMINISTRATORS, INC.

ARTICLE I
OFFICES

Verity Administrators, Inc. (the “Corporation”) shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1     Places of Meetings.  All meetings of the stockholders of the Corporation (the “Stockholders”) shall be held at such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

2.2     Annual Meetings.  The annual meeting of Stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date within five (5) months after the end of each fiscal year of the Corporation and at such time as may be designated from time to time by the Board of Directors. If the annual meeting is not held as specified in the preceding sentence, it may be held as soon thereafter as convenient and shall be called the annual meeting.

2.3     Special Meetings. Special meetings of Stockholders may be called at any time for any purpose or purposes by the Chairman of the Board of Directors, a majority of the Board of Directors, or the holder or holders of not less than 15% of all the shares of stock entitled to vote on the issue proposed to be considered at the meeting if such holder or holders sign, date and deliver to the Corporation’s Secretary, one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

2.4     Notices to Stockholders.     Written notice of the time and place of the annual meeting shall be given by mail to each Stockholder entitled to vote thereat at the address of such Stockholder as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

Any notice to Stockholders shall be effective if given by a form of electronic transmission consented to by the Stockholder to whom notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent. Notice shall be deemed given if by facsimile telecommuication, electronic mail, posting to an electronic network or by any other electronic transmission as directed and consented to by the Stockholder.

2.5     Voting. At all meetings of Stockholders, each Stockholder entitled to vote on the record date, as determined under Article VII, Section 7.3 of these Bylaws or, if not so determined, as prescribed under the General Corporation Law of the State of Delaware (the “DGCL”), shall be entitled to one vote for each share of stock standing of record in the name of such Stockholder, subject to any restrictions or qualifications set forth in the Certificate of Incorporation of the Corporation, as may be amended (the “Certificate of Incorporation”).

2.6     Quorum.  At any meeting of Stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat (or a majority of the number of shares of stock entitled to vote as a class or series) present in person or by proxy, shall constitute a quorum and may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the DGCL, and provided further that once a quorum is established at a meeting as set forth hereunder, the quorum may not otherwise be eliminated during such meeting. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by the DGCL, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern.

2.7     List of Stockholders. At least ten (10) days before every meeting, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each Stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation.  Such list shall be open for examination by any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall represent conclusive evidence as to who are the Stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

2.8     Action Without Meeting.      Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, which number may be less than unanimous consent.

An electronic transmission consenting to an action to be taken and transmitted by the Stockholder, or proxyholder, or by a person or persons authorized to act for the Stockholder, or proxyholder, shall be deemed to be written, signed and dated, provided that any such electronic transmission sets forth, or is delivered with, information from which the Corporation can determine (i) that the transmission was transmitted by the Stockholder, or proxyholder, or authorized person; and (ii) the date on which such Stockholder, or proxyholder or authorized person sent such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which the consent was signed.

ARTICLE III
BOARD OF DIRECTORS

3.1     Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the DGCL, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

3.2     Election of Directors. The Board of Directors shall consist of one or more individuals. The initial Board of Directors shall consist of two (2) directors. The Stockholders of the Corporation or the Board of Directors may fix or change the number of directors by fixing a minimum and maximum number of directors. The directors shall be elected at each annual meeting of Stockholders, each director so elected to serve until the election and qualification of his successor or until his or her earlier death, resignation, disqualification or removal from office.

3.3     Compensation. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for serving as members of the Board of Directors or any committee thereof and for attendance at meetings of the Board of Directors or any committee thereof, and may determine the amount of such fees and compensation. Directors shall in any event be paid their reasonable travel and other expenses for attendance at all meetings of the Board of Directors or committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or any committee thereof.

3.4     Meetings and Quorum. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. A quorum shall be a majority of the Board of Directors.

Meetings other than regular meetings may be called at any time by the Chairman, the Chief Executive Officer, the Chief Financial Officer or the Secretary and must be called upon the request of a majority or more of the members of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the Chief Financial Officer or the Secretary on five (5) days’ notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, and on five (5) days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his or her residence or business address at least five days before the meeting or by delivering the same to him personally or by telephone, telegraph, telecopier or electronic mail at least two days before the meeting unless, in case of exigency, the Chairman shall prescribe a shorter notice to be given personally. Notice by mail shall be deemed to be given at the earlier of (a) receipt thereof, or (b) five days after it is deposited in the United States mail with first-class postage affixed thereon. Notice given by telegraph, telecopier or electronic mail shall be deemed to be given as of the date and time of telegraph, telecopier or electronic mail confirmation of receipt is received. Telephonic notice shall be deemed given at such a time as such notice is actually provided to the director.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the DGCL, the Certificate of Incorporation, the Bylaws or by the order of the Board of Directors.

3.5     Committees.  The Board of Directors may provide for committees of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairman thereof. The Board of Directors may at any time change the membership of any committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee or dissolve it.

Each committee may determine its rules of procedure and the notice to be given of its meetings (although in the absence of any special notice procedure, the notice provisions of Section 3.4 hereof shall govern), and it may appoint such other committees and assistants as it shall from time to time deem necessary. A majority of the members of the each committee shall constitute a quorum.

3.6     Telephonic Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone call or other similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.7     Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form it the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS

4.1     Title and Election. The officers of the Corporation shall include one or more Chairmen, a President, Chief Financial Officer, Secretary and/or such other officers as the Board of Directors may deem advisable and may from time to time determine. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation, removal, death or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any person may hold more than one office if the duties can be adequately performed by the same person and to the extent permitted by the DGCL.

The Board of Directors, in its discretion, may also at any time elect or appoint such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her earlier death, resignation, retirement, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors.

4.2     Duties. The officers of the Corporation shall have all of the powers and duties commonly incident to their offices, and such other duties as may be prescribed from time to time by the Board of Directors.

4.3     Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.4     Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude such officer from receiving compensation or from voting upon the resolution providing the same.

ARTICLE V
RESIGNATIONS, VACANCIES AND REMOVALS

5.1     Resignations. Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the Chairman, the Chief Financial Officer, or the Vice President. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein or in these Bylaws, the acceptance of any resignation shall not be necessary to make it effective.

5.2     Officer Vacancies. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

5.3     Officer Removals. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.

ARTICLE VI

INDEMNIFICATION

6.1     Directors and Officers. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be defended, indemnified and held harmless by the Corporation to the fullest extent permitted by law. The right to indemnification conferred in this Article VI shall also include the right to be paid by the Corporation the expenses (including attorneys fees) incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this Article VI shall be a contract right.

6.2     Fiduciary Duties. No director shall be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under the DGCL.

6.3     Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

6.4     Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

6.5     Other Rights. The rights and authority conferred in this Article VI shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

6.6     Constituent Corporations. For the purposes of this Article VI, references to “the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

6.7     Effects of Modification. Neither the amendment nor repeal of any part of this Article VI nor the adoption of any provision of these Bylaws or the Certificate of Incorporation of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this Article VI in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ARTICLE VII
CAPITAL STOCK

7.1     Certificates of Stock. Every Stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby.  Such certificates shall be signed by any two (2) officers of the Corporation.  Any or all of such signatures may be in facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.2     Transfer of Stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

7.3     Record Dates. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to express consent to corporate action in writing without a meeting, or in order to make a determination of Stockholders for any other proper purposes, the Corporation’s stock transfer books shall not be closed, but a record date shall be set by the Board of Directors and, upon that date, the Corporation or its transfer agent shall take a record of the Stockholders without actually closing the stock transfer books. Such record date shall not be more than sixty (60) days, nor less than ten (10) days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken.

If no such record date is fixed by the Board of Directors, the record date shall be that prescribed by the DGCL.

A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, in their discretion, fix a new record date for the adjourned meeting.

7.4     Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or the Executive Committee (if one has been appointed), or by an officer of the Corporation if the Board of Directors or the Executive Committee does not do so.

ARTICLE VIII
FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

8.1     Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

8.2     Bank Deposit, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or by such officer or officers as the Board of Directors may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE IX
BOOKS AND RECORDS

9.1     Place of Keeping Books. The books and records of the Corporation may be kept within or outside of the State of Delaware.

9.2     Examination of Books. Except as may otherwise be provided by the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any Stockholder. No Stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the Stockholders or of the Board of Directors.

ARTICLE X
NOTICES

10.1     Requirements of Notice. Whenever notice is required to be given to any Stockholder by statute, the Certificate of Incorporation or these Bylaws, except as otherwise provided in Section 3.4 hereof, it shall not mean personal notice unless so specified, but such notice may be given in (i) writing by depositing the same in a post office, letter box or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed, or (ii) by a form a electronic transmission consented to by the Stockholder to whom the notice is given, and such notice shall be deemed given if by facsimile telecommunications, when directed to a number at which the Stockholder has consented to receive notice; or if by electronic mail, when directed to an electronic mail address at which the Stockholders has consented to receive notice; or if by posting on an electronic network together with separate notice to the Stockholder of such specific posting; or if by any other form of electronic transmission, when directed to the Stockholder

10.2     Waivers. Any Stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by law, the Certificate of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a Stockholder either in person or by proxy at any meeting of Stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by law, the Certificate of Incorporation or these Bylaws, unless such presence is solely for the purpose of objecting to the lack of notice and such objection is stated at the commencement of the meeting.

ARTICLE XI
SEAL

The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the word “SEAL” enclosed in parentheses or brackets. The corporate seal of the Corporation shall not be necessary to validate or authenticate any instrument duly executed by the Corporation or to render any such instrument enforceable against the Corporation.

ARTICLE XII
POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without the power of substitution.

In the absence of any action by the Board of Directors, any officer of the Corporation may execute, for and on behalf of the Corporation, waivers of notice of meetings of Stockholders and proxies, or may vote shares directly, for such meetings of any company in which the Corporation may hold voting securities.

ARTICLE XIII
AMENDMENTS

Except as provided otherwise by the laws of the State of Delaware or the Certificate of Incorporation, these Bylaws may be amended or repealed either:

(a)     At any meeting of Stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article II of these Bylaws; provided that the notice of such meeting of Stockholders or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal; or

(b)     At any meeting of the Board of Directors by a majority vote of the directors then in office, except for the provisions authorizing actions by more than a majority of the directors in which case such provision may be amended or repealed by such number of directors as are required at act pursuant to such provision.